BRADLEY PHARMACEUTICALS, INC.
                           CONDENSED CONSOLIDATED
                          STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       Six Months Ended
                                                           June 30,
                                                       ----------------
                                                       1999        1998

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:

     	Interest                                   $   97,000   $  78,000
                                                    =========    ========
     	Income taxes                               $  196,000   $ 164,000
                                                    =========    ========









             See Notes to Condensed Consolidated Financial Statements





















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